 EXHIBIT 5.03

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

BLOOMIOS, INC.

(fka XLR Medical Corporation)

The undersigned, Michael Hill, being the Chief Executive Officer, President and Secretary of Bloomios, Inc., a Nevada corporation (the “Corporation”), hereby certifies that:

1. He is the Chief Executive Officer, President and Secretary of the Corporation.

2. The Articles of Incorporation of the Corporation are hereby amended and restated as follows:

ARTICLE I

The name of this Corporation is Bloomios, Inc.

ARTICLE II

The name of the registered office of the Corporation in the State of Nevada is Corporate Administrative Services, Inc. and the address of the registered agent at that address is 1955 Baring Blvd, Sparks, NV 89434.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Business Corporation Act (“Nevada Corporation Law’’).

ARTICLE IV

A.

Capitalization. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Nine Hundred Fifty-Five Million (950,000,000) shares, consisting of (a) Nine Hundred Forty-Five Million (945,000,000) shares of Common Stock, par value $0.00001 per share (“Common Stock”), and (b) Five Million (5,000,000) shares of Preferred Stock par value $0.00001 per share (“Preferred Stock”).

B.

Preferred Stock. The Board of Directors of the Corporation (“Board of Directors”) is authorized to provide, by resolution, for one or more series of Preferred Stock to be comprised of authorized but unissued shares of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock need not be identical to any other series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution the rights, preferences and privileges of, and qualifications, restrictions and limitations applicable to, such series.

The Board of Directors is authorized to increase the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series of Preferred Stock. The Board of Directors is authorized to decrease the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series.

The Board of Directors has authorized the creation of three (3) series of Preferred Stock:

Series A Convertible Preferred Stock – 10,000 shares authorized, See Exhibit A – below;

Series B Convertible Preferred Stock – 800 shares authorized, See Exhibit B – below; and

Series C Convertible Preferred Stock – 3,000,000 shares authorized, See Exhibit C – below.

1

C.	Common Stock.

1.

Except as otherwise required by law, and subject to any special voting rights which may be granted to any additional series of Preferred Stock in the Board of Directors resolutions which create such series, each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder’s name on the records of the Corporation on each matter submitted to a vote of the stockholders. Holders of Common Stock shall not have the right to cumulative voting in the election of directors of the Corporation.

2.

Subject to the rights of the holders of the Preferred Stock if any, the holders of the Common Stock shall be entitled to receive such dividends and other distributions, in cash, securities or property of the Corporation, as may be declared thereon from time to time by the Board of Directors, out of the assets and funds of the Corporation legally available therefor.

D.	General.

1.

Subject to the foregoing provisions of these Articles of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (in any form, but not less in value than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix such consideration in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares of Preferred Stock or Common Stock so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be subject to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

2.

The Corporation shall have authority to create and grant rights and options entitling their holders to purchase or otherwise acquire shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights and options shall be evidenced by instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, times for exercise and other terms of such options or rights, including without limitation the consideration to be received, which may be in any form permitted by the Board of Directors, for any shares of capital stock subject to such rights or options.

3.

The shareholders may take action by the written consent of the holders voting to take such action so long as the required number of votes cast is not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.

ARTICLE V

A. Management. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors of the Corporation. The number of directors which shall constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation, subject to any restrictions that may be set forth in these Articles of Incorporation.

B. Removal of Directors. Any director or the entire Board of Directors may be removed from office at any time but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all outstanding shares of capital stock of the Corporation then entitled to vote in an election of directors of the Corporation voting as a single class.

2

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation; provided however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the percentage of holders of capital stock as set forth in the Bylaws.

ARTICLE VII

The election of directors at an annual or special meeting of stockholders of the Corporation need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Corporation against expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred thereby in connection with such action, suit or proceeding to the fullest extent permitted by the Nevada Corporation Law and any other applicable law as shall be from time to time in effect. Such right of indemnification shall not be deemed to be exclusive of any rights to which any such director or officer may otherwise be entitled. The provisions of this Article VIII shall be deemed to constitute a contract between the Corporation and each director and officer of the Corporation serving in such capacity at any time while this Article VIII is in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

ARTICLE IX

To the fullest extent permitted by the Nevada Corporation Law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages. Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE X

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors of the Corporation or the Board of Directors or a Committee of the Board of Directors which has been duly designated by the Board of Directors and the powers and authority of which, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call special meetings of the stockholders. Such special meetings may not be called by any other person or persons.

ARTICLE XI

Notwithstanding any other provision of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these Articles of Incorporation or any designation of the Preferred Stock, the affirmative vote of at least a majority of the voting power of all of the then outstanding shares of the capital stock, voting together as a single class, shall be required to amend, alter or appeal any provision contained in these Articles of Incorporation except that the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding capital stock of the Corporation, voting together as a single class, shall be required to amend, alter or repeal any provision of Article V of these Articles of Incorporation.

3

The foregoing Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors.

The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with Nevada Corporation Law.

The foregoing Amended and Restated Articles of Incorporation have been duly approved by the holders of more than fifty percent (50%) of the total voting power of all outstanding shares of the Corporation.

The undersigned further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of his own knowledge.

Dated: April 9, 2021

____________________________________

Michael Hill, Chief Executive Officer,

President and Secretary

4

EXHIBIT A

CERTIFICATE OF DESIGNATION

of

SERIES A CONVERTIBLE PREFERRED STOCK

for

BLOOMIOS, INC.

Bloomios, Inc., a Nevada corporation (the “Corporation”), does hereby make this Certificate of Designation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, the Board of Directors, without any shareholder action, which action was not required to be taken, duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

RESOLVED, that, pursuant to Article Four of the Articles of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of, and fixes the designation of preferences and relative, participating, optional, and other special rights, qualifications, limitations and restrictions, of a series of Preferred Stock consisting of ten thousand (10,000) shares, $0.00001 par value, to be designated “Series A Preferred Stock”.

RESOLVED, that each share of the Series A Preferred Stock shall rank equally in all aspects and shall be subject to the following terms and provisions:

1. Designation and Number of Shares. There shall be hereby created and established a series of Preferred Stock designated as “Series A Preferred Stock”. The authorized number of shares of Series A Preferred Stock shall be 10,000. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 9 below.

2. Rank. The Series A Preferred Stock shall with respect to distributions of assets and rights upon the occurrence of a Liquidation rank (i) senior to the common stock of the Corporation and (ii) senior to each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series A Preferred Stock (collectively with the common stock, the “Junior Stock”).

3. Dividends. Holders of Series A Preferred Stock shall not be entitled to any dividends on their shares of Series A Preferred Stock.

4. Liquidation Preference.

(a) Priority Payment. Upon the occurrence of a Liquidation, the holders of shares of Series A Preferred Stock shall be entitled to be paid for each share of Series A Preferred Stock held thereby, out of, but only to the extent of, the assets of the Corporation legally available for distribution to its stockholders, an amount equal to the redemption amount specified in Section 6 below (as adjusted for stock splits, stock dividends, combinations or other recapitalizations of the Series A Preferred Stock) before any payment or distribution is made to any Junior Stock. If the assets of the Corporation available for distribution to the holders of Series A Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Series A Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

(b) No Additional Payment. After the holders of all shares of Series A Preferred Stock shall have been paid in full the amounts to which they are entitled in paragraph 4(a), the shares of Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation and the remaining assets of the Corporation shall be distributed to the holders of Junior Stock.

5

(c) Notice. Written notice of a Liquidation stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of the Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

5. Voting Rights. In addition to any voting rights provided by law, the holders of shares of Series A Preferred Stock shall have the following rights: Each share of Series A Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders (or in any action by written consent), on all matters voted on by holders of common stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast such number of votes equal to 0.0051% of the total number of votes entitled to be cast. For purposes of clarification, the holders of all 10,000 shares of Series A Preferred Stock will have the right to cast an aggregate of 51% of the total number of votes entitled to be cast.

6. Automatic Conversion/Redemption. Effective upon the closing of a Qualified Financing (the “Effective Date”), all issued and outstanding shares of Series A Preferred Stock shall be automatically converted into common stock of the Corporation (the “Automatic Conversion”) at a rate of 50 shares of common stock per Series A or redeemed by the Corporation at a rate of $100 per Series A Preferred Stock, at the holder’s option.

7. Non-Transferrable. The shares of Series A Preferred Stock shall not be transferrable without the prior written consent of the Corporation, which consent may be withheld in the absolute discretion of the Corporation.

8. No Reissuance. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued as Series A Preferred Stock, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Preferred Stock of the Corporation.

9. Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Automatic Conversion” shall have the meaning ascribed to it in Section 6 hereof.

“Board of Directors” means the Board of Directors of the Corporation.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).

“Corporation” shall have the meaning ascribed to it in the first paragraph of this Certificate of Designation.

“Effective Date” shall have the meaning ascribed to it in Section 6 hereof.

“Junior Stock” shall have the meaning ascribed to it in Section 2 hereof.

“Liquidation” shall mean the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Corporation.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

“Qualified Financing” shall mean the sale by the Company in a single offering of common stock or securities convertible into common stock for gross proceeds of at least $10,000,000.

“Series A Preferred Stock” shall have the meaning ascribed to it in Section 1 hereof.

This Certificate of Designation has been executed and adopted on behalf of the Corporation as of April 9, 2021.

BLOOMIOS, INC.

By:	/s/ Michael Hill
Michael Hill
Chief Executive Officer

6

EXHIBIT B

CERTIFICATE OF DESIGNATION

of

SERIES B CONVERTIBLE PREFERRED STOCK

for

BLOOMIOS, INC.

Bloomios, Inc., a Nevada corporation (the “Company”), pursuant to the appropriate provisions of Nevada General Corporation Law, does hereby make this Certificate of Designation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Company by the Articles of Incorporation of the Company, the Board of Directors, without any shareholder action, which action was not required to be taken, duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

RESOLVED, that, pursuant to Article Four of the Articles of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions, of a series of Preferred Stock consisting of eight hundred (800) shares, without par value, to be designated “Series B Convertible Preferred Stock” (the “Series B Stock”).

RESOLVED, that the Series B Stock shall be subject to the following terms and provisions:

1. Preference on Liquidation.

 Series B Preferential Amount. In the event of any voluntary or involuntary liquidation, distribution of assets (other than the payment of dividends), dissolution or winding-up of the Corporation the holders of shares of Series B Stock shall be entitled to receive payment of their pro rata share of the total value of the assets and funds of the Corporation to be distributed, assuming the conversion of Series B Stock into Common Stock.

 2. Voting.

 (a) General Rights. Except as otherwise provided herein or as required by law, the Series B Stock shall be voted equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: the holder of the shares of Series B Stock shall be entitled to such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder’s shares of Series B Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent, plus such number of votes that equals ten percent (10%) of the number of votes to which the holders of other securities of the Company are entitled as of such dates.

 3. Conversion. The holders of the Series B Stock shall have the following rights with respect to the conversion of the Series B Stock into shares of Common Stock (the “Conversion Rights”):

 (a) Conversion. Subject to and in compliance with the provisions of this Section 3, any shares of Series B Stock may, at any time, at the option of the holder, be converted into fully paid and non-assessable shares of Common Stock (a “Voluntary Conversion”.)

 The number of shares of Common Stock to which a holder of Series B Stock shall be entitled upon a Conversion shall be the product obtained by multiplying the “Series B Stock Conversion Rate” then in effect (determined as provided in Section 3(b)) by the number of shares of Series B Stock being converted.

(b) Series B Stock Conversion Rate. The conversion rate in effect at any time for conversion of the Series B Stock (the “Series B Stock Conversion Rate”) shall be the product obtained by multiplying .001 by the aggregate number of the Company’s Common Stock, on a fully diluted basis, issued and outstanding at the time of the Conversion. For the purposes of calculating the Series B Stock Conversion Rate, the Company’s Common Stock on a fully diluted basis, shall equal the sum of (a) the aggregate number of shares of Common Stock issued, outstanding and agreed to be issued, on the date of the Conversion (the “Conversion Date”), and (b) the aggregate number of shares of Common Stock into which any options, warrants, convertible debt, convertible preferred stock, and other convertible securities of the Company which are issued and outstanding, and which the Company has agreed to issue, are convertible at the time of the Conversion.

7

(c) Automatic Conversion. Effective upon the closing of a Qualified Financing (a financing of at least $10,000,000) the Series C Stock shall be automatically converted into common stock at the rate specified in Section 3(b).

(d) Mechanics of the Conversion. Upon a Conversion, the holder of Series B Stock shall surrender the applicable certificate or certificates therefore, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Stock, and, in the case of a Voluntary Conversion, shall give written notice to the Corporation, of the Conversion and the number of shares of Series B Stock being converted. Thereupon, the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. A Voluntary Conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series B Stock to be converted. The person entitled to receive the shares of Common Stock issuable upon a Conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(e) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Common Stock issuable upon the conversion of the Series B Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a transaction provided for elsewhere in this Section 3), in any such event each holder of Series B Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series B Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(f) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the date of issuance of the Series B Stock, there is a capital reorganization of the Common Stock (other than a transaction provided for elsewhere in this Section 3), as a part of such capital reorganization, provision shall be made so that the holders of the Series B Stock shall thereafter be entitled to receive upon conversion of the Series B Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof.

(g) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any sale of the Corporation, capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series B Stock at least twenty (20) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such sale of the Corporation, reorganization, reclassification, recapitalization, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such sale of the Corporation, reorganization, reclassification, recapitalization, dissolution, liquidation or winding up.

(h) Fractional Shares. Any fractional share resulting from the conversion of the Series B Stock shall be rounded up to the nearest whole share.

(i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Stock, such number of its shares of Common Stock as shall from time to time be sufficient to affect the conversion of all outstanding shares of the Series B Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to affect the conversion of all then outstanding shares of the Series B Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

8

(j) Notices. Any notice required by the provisions of this Section 3 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

(k) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holder of the Series B Stock against impairment.

4. Dividends. The Series B Preferred shall not be entitled to any dividend unless a dividend is declared for common stockholders. If such an event takes place the Series B Preferred shall participate with the Common Stock on an as-converted basis.

This Certificate of Designation has been executed and adopted on behalf of the Corporation as of April 9, 2021.

/s/ Michael Hill
Michael Hill, CEO

9

EXHIBIT C

CERTIFICATE OF DESIGNATION

of

SERIES C CONVERTIBLE PREFERRED STOCK

for

BLOOMIOS, INC.

Bloomios, Inc., a Nevada corporation (the “Company”), pursuant to the appropriate provisions of Nevada General Corporation Law, does hereby make this Certificate of Designation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Company by the Articles of Incorporation of the Company, the Board of Directors, without any shareholder action, which action was not required to be taken, duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

RESOLVED, that, pursuant to Article Four of the Articles of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions, of a series of Preferred Stock consisting of three million (3,000,000) shares, par value $0.00001, to be designated “Series C Convertible Preferred Stock” (the “Series C Stock”).

RESOLVED, that the Series C Stock shall be subject to the following terms and provisions:

5. Preference on Liquidation.

Series C Preferential Amount. In the event of any voluntary or involuntary liquidation, distribution of assets (other than the payment of dividends), dissolution or winding-up of the Corporation the holders of shares of Series C Stock shall be entitled to receive payment of their pro rata share of the total value of the assets and funds of the Corporation to be distributed, assuming the conversion of Series C Stock into Common Stock.

6. Voting.

(b) General Rights. Except as otherwise provided herein or as required by law, the Series C Stock shall be voted equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: the holder of the shares of Series C Stock shall be entitled to such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder’s shares of Series C Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent..

7. Conversion. The holders of the Series C Stock shall have the following rights with respect to the conversion of the Series C Stock into shares of Common Stock (the “Conversion Rights”):

(l) Conversion. Subject to and in compliance with the provisions of this Section 3, any shares of Series C Stock may, at any time, at the option of the holder, be converted into fully paid and non-assessable shares of Common Stock (a “Voluntary Conversion”.)

The number of shares of Common Stock to which a holder of Series C Stock shall be entitled upon a Conversion shall be the product obtained by multiplying the “Series C Stock Conversion Rate” then in effect (determined as provided in Section 3(b)) by the number of shares of Series C Stock being converted.

(m) Series C Stock Conversion Rate. The conversion rate in effect at any time for conversion of the Series C Stock (the “Series C Stock Conversion Rate”) shall be the product obtained by dividing the number of shares of Series C Stock by the closing share price on the date of conversion.

(n) Automatic Conversion. Effective upon the closing of a Qualified Financing (a financing of at least $10,000,000) the Series C Stock shall be automatically converted into common stock at the rate specified in Section 3(b).

10

(o) Mechanics of the Conversion. Upon a Conversion, the holder of Series C Stock shall surrender the applicable certificate or certificates, duly endorsed, at the office of the Corporation or the transfer agent for the Series C Stock, and, in the case of a Voluntary Conversion, shall give written notice to the Corporation, of the Conversion and the number of shares of Series C Stock being converted. Thereupon, the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. A Voluntary Conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series C Stock to be converted. The person entitled to receive the shares of Common Stock issuable upon a Conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(p) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Common Stock issuable upon the conversion of the Series C Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a transaction provided for elsewhere in this Section 3), in any such event each holder of Series C Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series C Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(q) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the date of issuance of the Series C Stock, there is a capital reorganization of the Common Stock (other than a transaction provided for elsewhere in this Section 3), as a part of such capital reorganization, provision shall be made so that the holders of the Series C Stock shall thereafter be entitled to receive upon conversion of the Series C Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof.

(r) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any sale of the Corporation, capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series C Stock at least twenty (20) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such sale of the Corporation, reorganization, reclassification, recapitalization, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such sale of the Corporation, reorganization, reclassification, recapitalization, dissolution, liquidation or winding up.

(s) Fractional Shares. Any fractional share resulting from the conversion of the Series C Stock shall be rounded up to the nearest whole share.

(t) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Stock, such number of its shares of Common Stock as shall from time to time be sufficient to affect the conversion of all outstanding shares of the Series C Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to affect the conversion of all then outstanding shares of the Series C Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(u) Notices. Any notice required by the provisions of this Section 3 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

11

(v) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holder of the Series C Stock against impairment.

8. Dividends. The Series C Preferred shall not be entitled to any dividend unless a dividend is declared for common stockholders. If such an event takes place the Series C Preferred shall participate with the Common Stock on an as-converted basis.

This Certificate of Designation has been executed and adopted on behalf of the Corporation as of April 9, 2021.

/s/ Michael Hill
Michael Hill, CEO

12